Exhibit 10.5

ASSIGNMENT AND AMENDMENT OF CURRENT MANAGEMENT AGREEMENT

This Assignment and Amendment of Current Management Agreement (“Assignment”) is made effective as of March 31, 2017 (“Effective Date”) by and among American Realty Capital Hospitality Grace Portfolio, LLC, a Delaware limited liability company, with an address at 405 Park Avenue, New York, New York 10022 (“Assignor”); CRESTLINE HOTELS & RESORTS, LLC, a Delaware limited liability company, with an address at 3950 University Drive, Suite 301, Fairfax, VA 22030 (“Assignee”); and ARC HOSPITALITY PORTFOLIO I TRS, LLC, ARC HOSPITALITY PORTFOLIO I NTC TRS, LP, and ARC HOSPITALITY PORTFOLIO I MISC TRS, LLC (collectively, “TRS”).

RECITALS:

WHEREAS, on February 27, 2015, on the one hand, ARC Hospitality Portfolio I TRS, LLC and ARC HOSPITALITY PORTFOLIO I NTC TRS, LP, and, on the other hand, American Realty Capital Hospitality Grace Portfolio, LLC, entered into a “Management Agreement” (the “Initial Management Agreement”) with respect to the eighteen hotels listed as “Hotels” on Exhibit A thereto, with a “Management Commencement Date” (as defined in the Initial Management Agreement) of February 27, 2015; and

WHEREAS, on September 1, 2015, the parties to the Initial Management Agreement entered into an Amended and Restated Management Agreement (the “Amended Management Agreement”), which added ARC HOSPITALITY PORTFOLIO I MISC TRS, LLC (together with the Initial TRS Entities, “TRS”) as a party, and added ten hotels to Exhibit A thereto as “Hotels”, along with other minor changes; and

WHEREAS, on February 1, 2016, the parties further amended and restated the Amended Management Agreement (the “Second Amended and Restated Management Agreement”) to add four more hotels to Exhibit A as “Hotels” and to make other minor changes; and

WHEREAS, on October 14, 2016, the parties amended the Second Amended and Restated Management Agreement (the “First Amendment”, and the Second Amended and Restated Management Agreement following such First Amendment, the “Current Management Agreement”); and

WHEREAS, TRS holds leasehold title granted by ARC Hospitality Portfolio I Owner, LLC and ARC Hospitality Portfolio I NTC Owner, LP (individually or as context requires, the “Owner”) of certain real property and improvements more particularly described on Exhibit A to the Current Management Agreement (individually or collectively, as the context requires, the “Hotel”); and

WHEREAS, Assignor desires to assign its rights and obligations under the Current Management Agreement to Assignee; Assignee desires to accept the assignment of Assignor’s rights and obligations under Current Management Agreement, as further amended by this Assignment; and TRS desires to consent to this Assignment and to have Assignee manage and operate the Hotel from and after the Effective Date, in accordance with the Current Management Agreement as further amended by this Assignment;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties, the parties hereto agree as follows:

1.	Assignor hereby assigns, transfers and conveys to Assignee all of Assignor’s rights, title and obligations in, to and under the Current Management Agreement, and Assignee hereby accepts and assumes all such rights, title and obligations of Assignor in, to and under the Current Management Agreement. TRS hereby consents to such assignment and assumption.

2.	Each of Assignee and TRS agrees that the Current Management Agreement is hereby further amended as follows:

a.	All references to “Management Company” shall hereafter be deemed to refer to Assignee.

b.	The definition of “Affiliate” is amended to delete subsection (i).

c.	Section 5.01 is amended by adding the following at the end of the paragraph:

Notwithstanding the foregoing, effective as of the first day of the forty-ninth (49th) month following the defined “Effective Date” of that certain Assignment and Amendment of Current Management Agreement (the “Assignment”), dated March 31, 2017 (the “Effective Date” as defined in the Assignment, the “Assignment Date”, and such first day of the forty-ninth (49th) month thereafter, the “Sale Termination Right Effective Date”), TRS shall have the right to Terminate this Agreement with respect to any individual Hotel effective immediately upon a sale of such Hotel (whether alone or as part of a portfolio transaction, and whether by way of merger, consolidation, or otherwise) so long as, at or prior to the time of such Termination, either (at TRS’s election) (x) TRS pays, or causes to be paid, to Management Company an amount in cash equal to (i) the Management Fees earned, due, and payable with respect to such Hotel in the trailing twelve (12) full months (after normalizing such Management Fees to account for any rooms which may have been vacant during such period as a result of PIP work or other construction, repair, or improvement work performed at such Hotel), multiplied by (ii) two and one-half (2.5), or (y) if the sale of the Hotel in question is occurring during the period prior to the six (6)-year anniversary of the Assignment Date, TRS effects a Property Replacement in accordance with the immediately following paragraph.

In addition, if TRS conducts a sale of any Hotel (whether alone or as a part of a portfolio transaction, and whether by way of merger, consolidation or otherwise) after the Assignment Date but prior to the date that is six (6) years following the Assignment Date, TRS shall have the right to Terminate this Agreement with respect to such Hotel if TRS concurrently adds to this Agreement as a “Hotel” a hotel (“Replacement Hotel”) that (A) was owned by an Affiliate of TRS as of the Assignment Date, and continues to be owned by an Affiliate of TRS as of the date of the sale of the Hotel in question (the “Sale Date”); (B) is, at the time of the Sale Date, subject to a management agreement that (I) has a term of one year or less, and/or (II) includes a right to terminate without cause upon notice of one year or less; and (C) has, as of the Sale Date, the same or greater historical annual revenue, over the year preceding the Sale Date, as the Hotel that is being Terminated (such addition of a Replacement Hotel in accordance with this paragraph, a “Property Replacement”).

For the avoidance of doubt, any sale of a Hotel that results in a Termination of this Agreement with respect to such Hotel and also complies with terms and conditions set forth in this Section 5.01 shall not be subject to the requirements of Section 20.01 of this Agreement.

d.	Section 6.01.A. is amended to replace the entire current provision with the following:

In consideration of the services to be performed during the Term of this Agreement by Management Company, Management Company shall be paid a periodic base management fee (“Base Management Fee”) in the amount of three percent (3%) of Gross Revenues for each Accounting Period. Each such periodic fee shall be paid to Management Company (or retained by Management Company as provided below) at such time as the final monthly report for such Accounting Period is submitted to TRS as provided in Section 6.02 A below.

e.	Section 6.01.C. is deleted in its entirety.

f.	Section 19.01.A. is amended by replacing the period at the end of subsection (iii) with a semicolon, and by adding the following language as a new paragraph after subsection (iii):

Notwithstanding anything in this Section 19.01.A. to the contrary, Management Company’s rights to assign or transfer its interest in this Agreement or delegate any responsibilities hereunder shall remain subject to satisfaction of all applicable rights of first refusal or similar obligations under that certain “Framework Agreement”, by and among American Realty Capital Hospitality Advisors, LLC, American Realty Capital Hospitality Properties, LLC, American Realty Capital Hospitality Grace Portfolio, LLC, Crestline Hotels & Resorts, LLC, American Realty Capital Hospitality Trust, Inc., American Realty Capital Hospitality Operating Partnership, L.P., American Realty Capital Hospitality Special Limited Partnership, LLC and for certain limited purposes Brookfield Strategic Real Estate Partners II Hospitality REIT II, LLC, dated January 12, 2017 (the “Framework Agreement”) and no assignment, transfer or delegation by the Management Company shall be permitted hereunder without compliance with such provisions of the Framework Agreement.

g.	Section 20.01 is amended to add the following at the end of such section:

Notwithstanding the foregoing and for the avoidance of doubt, the terms and conditions set forth in this Section 20.01 of this Agreement shall not apply in the event that any sale of a Hotel that results in a Termination of this Agreement with respect to such Hotel otherwise complies with terms and conditions set forth in Section 5.01.

h.	Section 22.08 is amended

To TRS:

ARC Hospitality Portfolio I TRS, LLC

ARC Hospitality Portfolio I NTC TRS, LP

ARC Hospitality Portfolio I MISC TRS, LLC

3950 University Drive, Suite 301

Fairfax, Virginia 22030

Attention: General Counsel

To Management Company:

Crestline Hotels & Resorts, LLC

3950 University Drive, Suite 301

Fairfax, Virginia 22030

Attention: General Counsel

3.	This Assignment is executed by, and shall be binding upon and inure to the benefit of, the parties hereto and each of their respective administrators, personal representatives, legal representatives, heirs, successors and permitted assigns. None of the provisions of this Assignment shall be for the benefit of or enforceable by any other person.

4.	This Assignment may not be amended nor may any rights hereunder be waived except by an instrument in writing signed by the parties sought to be charged with such amendment or waiver.

5.	This Assignment may be executed in one or more counterparts, each of which shall be deemed an original and it will not be necessary in making proof of this Assignment or the terms of this Assignment to produce or account for more than one of such counterparts. All counterparts shall constitute one and the same instrument. Each party may execute this Assignment via a facsimile (or transmission of a .pdf file) of this Assignment. In addition, facsimile or .pdf signatures of authorized signatories of the parties shall be valid and binding and delivery of a facsimile or .pdf signature by any party shall constitute due execution and delivery of this Assignment.

6.	Except as specifically modified by this Assignment, all of the provisions of the Current Management Agreement are unchanged and continue in full force and effect. In the event of any conflicts between the Current Management Agreement and this Assignment, this Assignment shall control.

[Signatures Follow on Next Page]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed and delivered by their duly authorized officers as of the Effective Date.

ASSIGNOR:

American Realty Capital Hospitality Grace Portfolio, LLC, a Delaware limited liability company

By:	/s/ James A. Tanaka
	Name:	James A. Tanaka
	Title:	Authorized Signatory
	Date:	March 16, 2017

ASSIGNEE:

CRESTLINE HOTELS & RESORTS, LLC, a Delaware limited liability company

By:	/s/ James A. Carroll
	Name:	James A. Carroll
	Title:	President & CEO
	Date:	March 10, 2017

TRS:

ARC Hospitality Portfolio I TRS, LLC, a Delaware limited liability company

By:	/s/ Paul C. Hughes
	Name:	Paul C. Hughes
	Title:	Authorized Signatory
	Date:	March 17, 2017

ARC Hospitality Portfolio I NTC TRS, LP, a Delaware limited partnership

By:	ARC HOSPITALITY PORTFOLIO I NTC TRS GP, LLC, its general partner

By:	/s/ Paul C. Hughes
	Name:	Paul C. Hughes
	Title:	Authorized Signatory
	Date:	March 17, 2017

ARC Hospitality Portfolio I MISC TRS, LLC, a Delaware limited liability company

By:	/s/ Paul C. Hughes
	Name:	Paul C. Hughes
	Title:	Authorized Signatory
	Date:	March 17, 2017